Exhibit 99.3

Financial Summary

($ in millions)
Assumes closing on September 30, 2008

	Projected

	2008	2009	2010	2011	2012

Total Revenue	$1,836	$1,929	$2,001	$2,066	$2,132
% growth		5.1%	3.8%	3.2%	3.2%

EBITDA (before synergies)	$149	$166	$183	$201	$217
% margin	8.1%	8.6%	9.2%	9.7%	10.2%

Vertis Implemented Synergies	$8	$15	$15	$15	$15
Expected Merger Synergies	2	35	61	67	69
Total Synergies	10	51	76	82	84

EBITDA (after synergies)	$159	$217	$259	$283	$301
% margin	8.7%	11.2%	13.0%	13.7%	14.1%

Add-Back Annualized Run-Rate Synergies	7	5	4	0	0
Adjusted EBITDA (1)	$166	$222	$264	$283	$301
% margin	9.1%	11.5%	13.2%	13.7%	14.1%

Cash Interest (2)	$100	$100	$99	$95	$84
Total Interest (2)	138	139	144	144	139

Maintenance Capex (3)	$57	$60	$63	$63	$63
TMC Capex	4	4	2	1	1
Capital Cost of Synergy Implementation	0	8	14	0	0

Note:	These financial measures are not defined by generally accepted accounting principles and consequently these are referred to as non-GAAP measures
Note:	EBITDA and Adjusted EBITDA are not measures of financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

You should not consider it an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Our calculation of EBITDA may be different from the calculation used by other companies and therefore comparability may be limited. EBITDA figures exclude costs to implement synergies

(1)	Adjusted EBITDA calculated as sum of EBITDA (before synergies) plus run-rate cost savings from synergies implemented during the year
(2)	PF 2008 interest assumes a full year interest expense with the pro forma capital structure
(3)	Maintenance capex includes capitalized software development expense

Cash Flow and Net Income Reconcillation

($ in millions)
Assumes closing on September 30, 2008

	Projected

	2009	2010	2011	2012
Consolidated Free Cash Flow:
Pro-Forma Combined EBITDA (including Synergies)	$217	$259	$283	$301
Vertis Capex	(45)	(45)	(45)	(45)
ACG Capex	(15)	(18)	(18)	(18)
TMC Capex	(4)	(2)	(1)	(1)
Cash Interest Expense	(100)	(99)	(95)	(84)
Change in Working Capital (1)	8	(7)	(2)	(2)
Change in Other Long Term Liabilities	(7)	(13)	(4)	(4)
Asset Sales	0	4	0	9
Cash Taxes(2)	(2)	(3)	(27)	(39)
Normalized Free Cash Flow	$53	$77	$91	$117

Operating Cost to implement merger synergies(3)	(36)	(22)	0	0
Capex to implement merger synergies (3)	(8)	(14)	0	0
Free Cash Flow Available for Debt Service	$10	$41	$91	$117

Memo: EBITDA-Net Income Reconciliation
EBITDA	$217	$259	$283	$301
Depreciation & Amortization	(72)	(70)	(69)	(67)
Synergy Implementation Costs	(36)	(22)	0	0
EBIT	109	167	214	234
Interest and Financing	(139)	(144)	(144)	(139)
Amortization of Financing Fees	(4)	(4)	(4)	(3)
Pre Tax Income	(34)	20	66	92
Taxes	13	(7)	(25)	(35)
Net Income	(21)	12	41	57

Note:	These financial measures are not defined by generally accepted accounting principles and consequently these are referred to as non-GAAP measures
Note:	EBITDA and Free Cash Flow are not measures of financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

You should not consider it an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of You should not consider it an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Our calculation of EBITDA may be different from the calculation used by other companies and therefore comparability may be limited. EBITDA figures exclude costs to implement synergies

(1)	Excludes impact of accrued interest on the notes
(2)

Assumes Vertis and ACG NOLS offset taxable gain from cancellation of debt income; excludes OID interest deduction and assumes tax deductibility of PIK interest on 2nd Lien and Sr. Notes with no reserve against tax benefits

(3)	Includes only costs related to implementing merger related synergies

Projected Debt Balances

($ in millions)
Assumes closing on September 30, 2008

	Projected

	9/30/08	2008	2009	2010	2011	2012

Revolver	$125	$62	$52	$11	$0	$0
Term Loan	400	400	400	400	321	204
Total 1st Lien Debt	525	462	452	411	321	204

New 2nd Lien Notes	350	354	364	375	387	398
Total Debt Through 2nd Lien	875	816	816	786	707	602

New Senior Notes	200	209	238	271	309	352
Total Debt	$1,075	$1,025	$1,054	$1,058	$1,016	$954